   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 1994
   -------------------------------------------------------------------------
                                                   REGISTRATION NO.
                                                                   -------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                           J. C. PENNEY COMPANY, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                       13-5583779
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                      Identification No.)

                               6501 Legacy Drive
                            Plano, Texas  75024-3698
          (Address of principal executive offices, including zip code)

                     J. C. PENNEY COMPANY, INC. SAVINGS AND
                         PROFIT-SHARING RETIREMENT PLAN
                            (Full title of the plan)

                            CHARLES R. LOTTER, ESQ.
            Executive Vice President, Secretary and General Counsel
                           J. C. PENNEY COMPANY, INC.
                               6501 Legacy Drive
                            Plano, Texas  75024-1109
                                 (214) 431-1201
(Name, address, and telephone number, including area code, of agent for service)

                                                  CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                  Proposed              Proposed maximum
                                                                  maximum               aggregate offering
                                                 Amount           offering              price                   Amount of
Title of securities                              to be            price per share                               registration
to be registered                                 registered                                                     fee
==================================================================================================================================
Common Stock of 50c par value
("Penney Stock") of J. C. Penney
Company, Inc. ("Company")
including the associated rights to
purchase shares of the Company's                 8,000,000        $41.3125**            $330,500,000**          $113,966**
                                                                   -------               -----------             -------
Series A Junior Participating                    shares*
Preferred Stock, without par value
("Rights")
=================================================================================================================================


In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

* The J. C. Penney Company, Inc. Savings and Profit-Sharing Retirement Plan ("Plan") provides that the number of shares available under the Plan will be equitably adjusted in the event of a stock dividend, stock split, recapitalization or similar event. Accordingly, this Registration Statement covers, in addition to the number of shares of Penney Stock stated above, an indeterminate number of shares which by reason of such event may become available under the Plan.

** Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) and based on the average of the high and low sales prices of Penney Stock as reported in the New York Stock Exchange Composite Transactions for December 20, 1994.
                                               -------- --

Pursuant to General Instruction E to Form S-8 and except as otherwise indicated herein, the contents of the Company's Registration Statement on Form S-8 (Commission File No. 33-59668) relating to 2,000,000 shares of Penney Stock and the Rights associated therewith (as adjusted pursuant to a subsequent stock split) are hereby incorporated by reference herein.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. - EXHIBITS

See Exhibit Index at page 2.

In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, and an Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the registrant has submitted the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and hereby undertakes to make all changes required by the Internal Revenue Service in order to qualify the Plan.

                                 EXHIBIT INDEX
                                 -------------


These Exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.



Exhibit No.              Description
- -----------              -----------
  (3)(ii)                By-Laws of J. C. Penney Company, Inc., as amended on
                         November 9, 1994.
  (10)                   J. C. Penney Company, Inc. 1995 Deferred Compensation
                         Plan.
  (23)(i)                Consent of KPMG Peat Marwick LLP.
  (24)                   Power of Attorney.

                                   SIGNATURES


     The Registrant.  Pursuant to the requirements of the Securities Act of
     --------------
1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on the 21st day of December, 1994.


                                                 J. C. PENNEY COMPANY, INC.


                                                      /s/ CHARLES R. LOTTER
                                                 By   -------------------------
                                                      Charles R. Lotter, Esq.
                                                      Executive Vice President,
                                                      Secretary and General
                                                      Counsel


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Signatures                    Title                          Date
    ----------                    -----                          ----
W. R. HOWELL      *          Chairman of the Board          December 21, 1994
- -------------------          and Chief Executive
W. R. HOWELL                 Officer (principal
                             executive officer);
                             Director


R. E. NORTHAM     *         Executive Vice President       December 21, 1994
- -------------------         and Chief Financial
R. E. NORTHAM               Officer (principal
                            financial officer)


D. A. MCKAY       *         Vice President and             December 21, 1994
- -------------------          Controller (principal
D. A. MCKAY                  accounting officer)



M. A. BURNS         *       Director                       December 21, 1994
- ---------------------
M. A. BURNS

C. H. CHANDLER      *       Director                       December 21, 1994
- ---------------------
C. H. CHANDLER

V. E. JORDAN, JR.   *       Director                       December 21, 1994
- ---------------------
V. E. JORDAN, JR.

GEORGE NIGH         *       Director                       December 21, 1994
- ---------------------
GEORGE NIGH

                            Director                       December 21, 1994
- ---------------------
J. C. PFEIFFER

                            Director                       December 21, 1994
- ---------------------
C. S. SANFORD, JR.

J. D. WILLIAMS      *       Director                       December 21, 1994
- ---------------------
J. D. WILLIAMS

         /s/ C. R. LOTTER
   * By: ------------------
         C. R. Lotter, Esq.
         Attorney-in-fact


           The Plan.  Pursuant to the requirements of the Securities Act of
           --------
1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on the 21st day of December, 1994.

                          J. C. PENNEY COMPANY, INC.
                  SAVINGS AND PROFIT-SHARING RETIREMENT PLAN


                                           /s/ J. F. HUNDLEY
                                        By ----------------------
                                           J. F. HUNDLEY
                                           Member of Benefits Administration
                                           Committee